UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 08, 2025

Paychex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11330	16-1124166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 Panorama Trail South
Rochester, New York		14625-2396
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 385-6666

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2025, Mark Bottini, Senior Vice President, Sales of Paychex, Inc. (the “Company”), notified the Company of his intention to retire from his current role with the Company, effective immediately. Mr. Bottini will serve as a special advisor to the Company through August 31, 2025 at his current salary to assist with a smooth transition of his duties.

Also on July 8, 2025, Michael Gioja, Senior Vice President, Product Development and IT of the Company, notified the Company of his intention to retire from his current role with the Company, effective immediately. Pursuant to an Employment Agreement between the Company and Mr. Gioja, he will serve as a special advisor to the Company through December 31, 2025. Under the Employment Agreement, Mr. Gioja will continue to serve on a full-time basis at his current base salary until August 31, 2025, after which his annual base salary will be reduced to $120,000 to reflect his transition to a part-time role. A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Following the departure of B. Thomas Golisano from the Board of Directors on July 9, 2025, the Board of Directors determined to reduce its size from 11 to 10 directors as of that date.

Item 9.01 Financial Statements and Exhibits

(d.) Exhibits

Exhibit No.	Description
99.1	Employment Agreement between Paychex, Inc. and Michael Gioja, dated as of July 8, 2025
104	Cover Page Interactive File, embedded in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCHEX, INC.

Date:	July 14, 2025	By:	/s/ Prabha Sipi Bhandari
Name: Prabha Sipi Bhandari
Title: Chief Legal Officer, Chief Ethics Officer and Secretary